Exhibit 99.1

January 26, 2024

For immediate release

Cal Water Receives Proposed Decision and

Alternate Proposed Decision on 2021 General Rate Case

SAN JOSE, Calif.—On January 24, 2024, the California Public Utilities Commission (CPUC) Administrative Law Judges assigned to California Water Service’s (Cal Water) 2021 General Rate Case issued a proposed decision; the assigned Commissioner issued an alternate proposed decision.

Cal Water is currently reviewing both the proposed decision and the alternate proposed decision. The decisions are available on the CPUC’s website at docs.cpuc.ca.gov/SearchRes.aspx?DocFormat=ALL&DocID=523965968 (proposed) and
docs.cpuc.ca.gov/SearchRes.aspx?DocFormat=ALL&DocID=524105168 (alternate).

Parties to the General Rate Case may submit comments on the proposals by February 13, 2024, and the earliest the Commission may consider the proposals is March 7, 2024. At that time, the Commission could adopt all or part of a proposal as written, amend them, or postpone consideration until a future Commission meeting.

The 2021 General Rate Case was filed by Cal Water in July 2021. When the Commission adopts a final decision, it will be retroactive to January 1, 2023.

About California Water Service and California Water Service Group

California Water Service provides high-quality, reliable water and/or wastewater services to about 2 million people statewide through 496,400 service connections. It is the biggest subsidiary of California Water Service Group (NYSE: CWT), the largest regulated water utility in the western United States. In total, Group serves more than 2 million people in California, Hawaii, New Mexico, Washington, and Texas through its regulated subsidiaries, California Water Service, Hawaii Water Service, New Mexico Water Service, and Washington Water Service, and its utility holding company, Texas Water Service.

What sets Cal Water and Group apart is their commitment to enhancing the quality of life for their customers, communities, employees, and stockholders. Guided daily by their promise to provide quality, service, and value, the company’s employees lead the way in working to protect the planet, care for people, and operate with the utmost integrity. Integral to Cal Water and Group’s strategy is investing responsibly in water and wastewater infrastructure, sustainability initiatives, and community well-being.  The company has been named one of “America’s Most Responsible Companies” and the “World’s Most Trustworthy Companies” by Newsweek and a Great Place to Work®, and Cal Water is No. 1 in Customer Satisfaction Among Large Water Utilities in the West Region* by J.D. Power.  More information is available at www.calwater.com and www.calwatergroup.com.

*California Water Service received the highest score in the West Large segment of the J.D. Power 2023 U.S. Water Utility Residential Customer Satisfaction Study of customers’ satisfaction nationally among water customers in the US. Visit jdpower.com/awards for more details.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the PSLRA. Forward-looking statements in this news release are based on currently available information, expectations, estimates, assumptions and projections, and our management's beliefs, assumptions, judgments and expectations about us, the water utility industry and general economic conditions. These statements are not statements of historical fact. When used in our document, statements that are not historical in nature, including words like will, would, expects, intends, plans, believes, may, could, estimates, assumes, anticipates, projects, progress, predicts, hopes, targets, forecasts, should, seeks or variations of these words or similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that we believe are reasonable, but are subject to uncertainty and risks. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause actual results to be different than those expected or anticipated include, but are not limited to: governmental and regulatory commissions' decisions; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions' policies and procedures; the outcome and timeliness of regulatory commissions' actions concerning rate relief and other actions; changes in water quality standards; changes in environmental compliance and water quality requirements; electric power interruptions; the impact of opposition to rate increases; our ability to recover costs; availability of water supplies; issues with the implementation, maintenance or security of our information technology systems; civil disturbances or terrorist threats or acts; the adequacy of our efforts to mitigate physical and cyber security risks and threats; the ability of our enterprise risk management processes to identify or address risks adequately; changes in customer water use patterns and the effects of conservation; the impact of weather, climate change, natural disasters, and actual or threatened public health emergencies; the impact of market conditions and volatility on unrealized gains or losses on our operating results; risks associated with expanding our business and operations geographically; and other risks and unforeseen events described in our SEC filings. In light of these risks, uncertainties and assumptions, investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as in our Annual 10-K, Quarterly 10-Q’s, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). We are not under any obligation, and we expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

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Media Contact

Yvonne Kingman

ykingman@calwater.com

310-257-1434